Exhibit 99.1

TRANSITION AND CONSULTING AGREEMENT

This Transition and Consulting Agreement (this “Agreement”), dated as of the 9th day of September, 2009, by and between James L. Einstein, an individual resident of the State of North Carolina (“Executive”), and Rock-Tenn Converting Company, a Georgia corporation (the “Company”),

W I T N E S S E T H:

WHEREAS, Executive has decided to retire from his employment with RockTenn on January 1, 2010; and

WHEREAS, the Company and Executive desire to make arrangements pursuant to which Executive will assist in transition following his retirement; and WHEREAS, the Company and Executive desire to enter into this Agreement pursuant to which Executive will act as an independent consultant to Alliance Display commencing on January 2, 2010;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

Section 1.           Transition Period.

From July 1, 2009 through September 30, 2009, Executive will continue to serve as Executive Vice President and General Manager of Alliance Display.  From October 1, 2009 through January 1, 2010, Executive will serve as Chairman of Alliance Display.  During the period from the date hereof through January 1, 2010, Executive will continue to be an employee of Rock-Tenn Services Inc., and shall be employed pursuant to the Employment Agreement (as hereafter defined).  Employee agrees that he desires to participate in this transition and hereby tenders his resignation as an employee and officer of the Company or any of its Affiliates (as hereinafter defined) effective as of the end of the day on January 1, 2010.  The Company hereby accepts such resignation, effective as of the end of the day on January 1, 2010, agrees to provide the compensation and consideration reflected in this Agreement, and intends to pursue this transition in reliance on such resignation.  The Company and Executive intend that Executive have a “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, (“409A”) on January 2, 2010.

Section 2.           Term.

The term during which Executive will serve as a consultant and perform Consulting Services (as hereinafter defined) under this Agreement shall commence on January 2, 2010 and shall (subject to Section 6) continue through December 31, 2010 (the “Term”).

Section 3.          Consulting Services; Status.

3.1       Consulting Services.  In consideration of the compensation being paid to Executive hereunder, Executive shall perform such consulting services relating to Alliance Display as shall be requested by Chief Executive Officer of RockTenn or the General Manager of Alliance Display (collectively, “Consulting Services”).  Executive shall devote as much of his working hours and attention, energies, skills and efforts as are necessary to successfully perform his duties hereunder; provided, however, Executive will not be required to provide on average more than ten (10) hours of Consulting Services per week during the Term.  Executive will be required to travel reasonable amounts, but in no event shall he be required to move his residence from Winston-Salem, North Carolina.

3.2       Status of Executive.  Executive will perform all Consulting Services as an independent contractor, and not as an employee.  As an independent contractor, Executive shall be responsible for all taxes on amounts that the Company pays to Executive pursuant to this Agreement.  Executive shall not be entitled to receive any employee benefits or participate in any benefit plans in connection with his engagement as a consultant hereunder.  At no time during the Term shall Executive hold himself out as an officer or employee of the Company, and during such period Executive shall not enter into agreements (orally or in writing) on behalf of the Company.

Section 4.          Consulting Fee; Expenses.

During the Term, the Company shall pay Executive a consulting fee of Two Hundred Thousand Dollars ($200,000) per annum, such amount to be paid in substantially equal monthly installments (“Consulting Fee”).   The Company will reimburse Executive for reasonable out of pocket expenses incurred on behalf of the Company, subject to the Company’s travel and expense policy in effect at the time incurred; provided, for purposes of satisfying the requirements of 409A, (i) no such reimbursement may be exchanged or liquidated for another payment or benefit and (ii) any reimbursements of such expenses shall be made as soon as practicable under the circumstances but in any event no later than the end of the calendar year following the calendar year in which the related expenses were incurred. In addition, during the Term, the Company will pay to Executive Five Hundred Dollars ($500.00) per month to cover office related expenses.

Section 5.          Vesting of Long Term Incentives.

If Executive’s employment with the Company or any of its Affiliates continues until January 1, 2010, the following long-term incentive awards shall vest as follows (subject to approval of the Compensation Committee):

(a)                         the options to acquire 3,967 shares of Class A Common Stock granted to Executive on or about May 5, 2007, which are scheduled to vest on May 10, 2010, shall vest on January 1, 2010;

(b)                         the 10,200 shares of restricted stock granted to Executive on or about May 8, 2006, which are scheduled to vest on May 8, 2010, shall vest on January 1, 2010;

(c)                         the 10,200 shares of restricted stock granted to Executive on or about May 8, 2006, which are scheduled to vest on May 8, 2011, shall vest on January 1, 2010;

(d)                          the 4,800 shares of restricted stock granted to Executive on or about May 10, 2007, which are scheduled to vest on March 31, 2010, shall vest at “Target” on January 1, 2010; and

(e)                         the 4,800 shares of restricted stock granted to Executive on or about May 10, 2007, which are scheduled to vest on March 31, 2010, shall vest at “Target” on January 1, 2010.

Section 6.          Termination of Agreement.

The Company may terminate this Agreement by written notice to Executive upon the occurrence of any of the following events: (i) any willful or material act of dishonesty or falsification of reports, records or information submitted by Executive to the Company; (ii) if Executive is convicted of having committed a felony or any act or omission by Executive involving fraud; (iii) any act or omission by Executive that Executive knew was likely to materially damage the business of Alliance Display or the Company; (iv) material neglect of his duties hereunder or Executive’s refusal to perform his duties or responsibilities hereunder; or (v) for Executive’s material breach of his obligations under this Agreement or the Confidentiality Agreement (as hereinafter defined) or the Employment Agreement or the Noncompetition Agreement (as hereinafter defined).  This Agreement also shall terminate by written notice to the Company by Executive or at Executive’s death or upon a determination made in writing and delivered to the Company and to Executive by a duly licensed medical doctor (reasonably satisfactory to the Company and Executive) which concludes that Executive as a result of any physical or mental condition is no longer able even with reasonable accommodation to perform the essential functions of his duties and responsibilities hereunder.  Upon any termination of this Agreement, this Agreement and the parties’ rights and obligations hereunder shall terminate, except (i) for such rights and obligations as shall accrue prior to the effective date of termination of this Agreement and (ii) the provisions of Sections 7, 8, 9 and 10 shall survive termination.

Section 7.          Protection of Inventions.

7.1       Inventions.  For purposes of this Agreement, “Inventions” shall mean any and all developments, discoveries, concepts, methods, processes, designs, inventions, ideas, or improvements, whether or not patentable, conceived, made, implemented, or reduced to practice by Executive, whether alone or acting with others, that were or are developed (i) while performing Consulting Services for the Company or its Affiliates, or (ii) while utilizing, directly or indirectly, the equipment, supplies, facilities, or trade secret information of the Company or its Affiliates made available during the Term.

7.2       Disclosure of Inventions.  Executive agrees and covenants that during the Term and for a period of twelve (12) months following the earlier of (i) the end of the Term or (ii) the termination of this Agreement, Executive shall promptly report and disclose to the Company in writing all Inventions.

7.3       Ownership of Inventions.  Executive acknowledges and agrees that all Inventions are the sole and exclusive property of the Company.  Executive agrees to assign, and hereby automatically assigns, without further consideration, to the Company any and all rights (moral and otherwise), title, and interest in and to all Inventions.

7.4       Intellectual Property Rights.  The Company, its successors and assigns, shall have the right to obtain, hold and claim in its or their own name all patents, patent applications, copyrights and copyright  registrations, trademarks and service marks and related applications and registrations, confidential and trade secret rights and any other protection available to the Inventions.

7.5       Cooperation.  Executive agrees to perform, upon the reasonable request of the Company, during or after his consultancy, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company’s ownership of the Inventions, including but not limited to: (i) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance; (ii) assisting in the preparation, prosecution, procurement, maintenance and enforcement of all intellectual property rights with respect to the Inventions in any countries; (iii) providing testimony in connection with any proceeding affecting the right, title, or interest of the Company in any Inventions; and (iv) performing any other acts deemed necessary or desirable to carry out the purposes of this Agreement.  The Company shall reimburse all reasonable out-of-pocket expenses incurred by Executive at the Company’s request in connection with the foregoing.

Section 8.          Non-Disparagement.

Executive hereby agrees and covenants that, except as may be required by law, he shall not make any statement, written or verbal, in any forum or media, or take any action, in disparagement of Alliance Display or Rock-Tenn Company or its Affiliates, including, but not limited to, negative references to its products, services, officers or employees.

Section 9.          Company Property.

All of the property (tangible and intangible) of the Company and its Affiliates, including documents, correspondence, manuals, computer programs and software, security badges and passwords, reports, tapes, photographs, lists, equipment (including computers, cell phones and PDAs), funds, books, records, files, memoranda, notes, drawings, plans, sketches, trade secrets, confidential information, Inventions, and other material and data (together with all copies thereof), which Executive shall use, prepare or come in contact with or possession of during the course of, or as a result of, his performing the Consulting Services, shall, as between the parties hereto, remain the sole property of the Company.  Upon the end of the Term or upon the demand of the Company, Executive shall immediately return to the Company all such property or materials and thereafter shall not remove or cause to be removed such materials from the premises of the Company.

Section 10.         Trade Secrets, Confidential Information and Nonsolitiation.

10.1      Trade Secrets.  Executive agrees that he will not use or disclose any Trade Secrets of which he became aware during his employment with the Company or its Affiliates or during the course of his engagement hereunder for so long as they remain Trade Secrets, regardless of whether the Trade Secrets are in written or tangible form, without the prior written consent of the Company.  “Trade Secrets” means information of the Company or its Affiliates, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

10.2       Confidential Information. Executive agrees that from the date hereof and continuing for a period of two (2) years after the earlier of (i) the end of the Term or (ii) the termination this Agreement, he shall hold in trust and keep confidential all Confidential Information of which he became aware during his employment with the Company or its Affiliates or during the course of his engagement as a consultant hereunder and will not in any way disclose, publish or make use of Confidential Information without the prior written consent of the Company.  “Confidential Information” shall mean any data or information which is valuable to the Company or its Affiliates and which is not generally known to competitors of the Company or its Affiliates, including, without limitation, general business information, analysis and other information of a proprietary nature regarding the Company or its Affiliates, excluding Trade Secrets.  Notwithstanding the foregoing, the term Confidential Information shall not include information that Executive can show by competent proof: (i) was generally known to the public at the time the Company or its Affiliate disclosed the information to Executive; (ii) became generally known to the public after disclosure by the Company or its Affiliate through no act or omission of Executive; or (iii) was disclosed to Executive after the Term by a third party having a bona fide right both to possess the information and to disclose the information to Executive, provided such third party is not subject to an obligation of confidentiality with respect to such information.

10.3      Noncompetition.

(a)       Definitions.  The following terms shall have the following meaning for purposes of this Section 10.

(i)  “Business” shall mean (A) the design, manufacture, marketing and sale of temporary and permanent point-of-purchase displays, (B) and lithographic laminated packaging and (C) the provision of contract packing services.

(ii) “Competitor” shall mean any entity that engages in the business of (A) designing, manufacturing, marketing and selling temporary and permanent point-of-purchase displays, (B) lithographic laminated packaging or (C) providing contract packing services, including but not limited to the following entities and their Affiliate and successor entities: Sonoco Products Company and Smurfit-Stone Container Corporation.

(iii)  “Customers” shall mean those customers of the Company which have obtained or purchased from the Company, at any time from January 1, 2008 through the Termination Date, any products or services in one or more of the following categories:  (A) temporary and permanent point-of-purchase displays, (B) lithographic laminated packaging or (C) contract packing.  This definition includes but is not limited to the entities identified on the attached Exhibit A and their successors entities.

(iv)  “Prospective Customers” shall mean those potential or prospective customers of the Company which the Company has solicited, at any time from January 1, 2008 through the Termination Date, in an effort to sell any products or services in one or more of the following categories:  (A) temporary and permanent point-of-purchase displays, (B) lithographic laminated packaging or (C) contract packing.

(v)   “Suppliers” shall mean those vendors or suppliers of the Company or any of its Affiliates (including the Alliance Division) which have sold or delivered to the Company or any of its Affiliates, at any time from January 1, 2008 through the Termination Date, any components, materials, products, or goods or services used by the Company or any of its Affiliates in the manufacture, development or sale of temporary and permanent point-of-purchase displays and lithographic laminated packaging.

(vi)     “Restricted Territory” shall mean and include each of the following defined areas:

a)        The continental United States, which is where the Company or any of its Affiliates (including the Alliance Division), within the period from January 1, 2008, through the Termination Date, has delivered, provided or sold any products or services associated with (1) temporary and permanent point-of-purchase displays, (2) lithographic laminated packaging or (3) contract packing;

b)        each and every State within the United States where the Company is engaged in the Business;  and

c)        each and every State in the United States east of the Mississippi River.

For purposes of this Section 10, a person or entity is considered to be competing in the Restricted Territory if it is engaged in offering or providing products or services related to the Business within the Restricted Territory, regardless of the geographic location of the competing person or entity.

(vii)       “Noncompetition Term” shall mean the period beginning on the Termination Date and ending on the date that is the second anniversary of the Termination Date.

(viii)  “Termination Date” shall mean the earlier of (i) the last day of the Term or (ii) the termination of this Agreement.

 (b)        During the period he is an employee of the Company or any of its Affiliates and continuing during the Term, Executive shall not, directly or indirectly, either individually or as an employee, agent, member, partner, shareholder, consultant or in any other capacity, participate in, engage in, or assist with the management of any enterprise engaged in the Business with or for any Customer in the Restricted Territory other than on behalf of the Company or any of its Affiliates.  Additionally, in consideration of Executive’s receipt of previous payments of $36,000 annually or $3,000 monthly from the Company during the term of his employment with the Company or its Affiliates, in consideration of the continuation of such $3,000 monthly payments for the remainder of his employment with the Company or its Affiliates, and in consideration of the additional benefits provided to Executive pursuant to this Agreement (including, without limitation, the vesting of incentives pursuant to Section 5 hereof), Executive also agrees that, during the Noncompetition Term (such period not to include any period(s) of violation or period(s) or time required for litigation to enforce the covenants herein), other than directly on behalf of the Company or any of its Affiliates, the Executive shall not:

(i)  become employed by, provide consulting services to, or become an officer, director, shareholder, member, manager, general or limited partner of or hold any management position with, a Competitor anywhere in the Restricted Territory, unless Executive accepts employment with a Competitor in an area of the Competitor’s business that does not compete with the Business of the Company or if such employment will not require or cause Executive to perform the same or similar services Executive performed for the Company; or

(ii)  become employed by, provide consulting services to, or become an officer, director, shareholder, member, manager, general or limited partner of or hold any management position with, a Customer anywhere in the Restricted Territory, unless Executive accepts employment with a Customer in an area of the Customer’s business with respect to which the Company has never provided or attempted to provide services to the Customer; or

(iii)  own any interest in (through direct interest or Executive’s spouse or a trust for Executive’s benefit or any other indirect means) an entity engaged in the Business for any Customer in the Restricted Territory while others involved with such entity participate in any solicitation or offer to provide Business to any Customer in the Restricted Territory.

(c)  The Company agrees that the Executive may, without violating this covenant, own as a passive investment not in excess of one percent (1%) of the outstanding capital stock of a corporation which participates or engages in the Business with a Customer in the Restricted Territory if such capital stock is in a security which is actively traded on an established national securities market or the national over-the-counter market.

(d)  The Company and Executive also agree that Executive remains bound by and subject to the provisions of the Noncompetition Agreement dated January 31, 1995 (as hereafter defined).  The “Term” of that Noncompetition Agreement, as defined in Section 1(d) of that Noncompetition Agreement, shall run for the two year period beginning on the date of termination of Executive’s employment with the Company or any of its Affiliates (which is anticipated to be January 1, 2010) even though Executive may be providing Consulting Services pursuant to this Agreement during a portion of that period.

10.4      Nonsolicitation.    Executive agrees that from the date of this Agreement and continuing until the end of the Noncompetition Term (such period not to include any period(s) of violation or period(s) or time required for litigation to enforce the covenants herein), Executive shall not, directly or through any person or entity acting on Executive’s behalf: (a)  solicit, or attempt to solicit, for competitive purposes, the business of any Customer for which Executive has rendered any significant services on behalf of the Company, or solicit, or attempt to solicit, any Prospective Customer with whom Executive has had any significant contact or communications on behalf of the Company, or otherwise induce such Customers or Prospective Customers to reduce, terminate, or restrict or alter their business relationships with the Company in any material fashion; or

(b)  solicit, or attempt to solicit, for competitive purposes, the business of any person or entity doing business with the Company, including without limitation Suppliers, agents, distributors or any persons or entities under contract or otherwise associated or doing business with the Company or its Affiliates, with whom Executive has had any significant contact or communications on behalf of the Company, to reduce, terminate, or restrict or alter their business relationships with the Company in any material fashion; or

(c) solicit, hire, or attempt to hire (directly or indirectly) any employee of the Company or its Affiliates who is then employed by the Company or its Affiliates or has been employed by the Company or its Affiliates at any time in the six-month period ending on the Termination Date to work for any other person or entity associated with Executive; or

(d)  induce or attempt to induce (directly or indirectly) any Supplier, subcontractor, independent contractor, or employee of the Company or its Affiliates to discontinue providing services to the Company or its Affiliates.

10.5       Injunctive Relief.  Executive agrees that (i) if he breaches any provisions of Section 10 of this Agreement, the damage to the Company will be substantial, although difficult to ascertain, and money damage will not afford the Company an adequate remedy, and (ii) if Executive or any person or entity controlled by Executive is in breach of any provision of this Agreement, or threatens a breach of any provisions of Section 10 of this Agreement, the Company shall be entitled to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement.  All legal or equitable remedies shall be cumulative and nonexclusive and shall be in addition to any other remedies to which the Company may be entitled.

10.6      Acknowledgments by Executive.  Executive acknowledges that the terms of this Section 10, including the definitions of Business, Compete, Customer, Restricted Territory, and Noncompetition Term are reasonable, and are no broader than necessary to protect the Company’s legitimate business interests.  Executive specifically acknowledges and agrees that (i) he has received adequate and valuable consideration for entering into this noncompetition agreement, (ii) the Company is currently engaged in the Business, and is either actively engaged in each aspect thereof set out in the definition set forth in Section 10.3(a)(i) above, or it reasonably anticipates that it will be engaged in each such aspect or activity during the Term, and that part of Executive’s responsibilities as Executive Vice President and General Manager of Alliance Display have been, are and will continue to be to explore and expand the Company into each aspect of the Business where it can profitably do so, (iii) the nature of the Business is such that the range of business and competition is not necessarily contained within easily definable geographic territories, and that, in many respects, otherwise unrelated aspects of the Business are competitive with each other, (iv) the Business is highly competitive, and (v) by reason of his responsibilities as Executive Vice President and General Manager of Alliance Display, he has been, is and will continue to be intimately familiar with and engaged in developing Alliance Display’s business, financial, strategic and growth plans and other Confidential Information, and that if he engages in any of the activity prohibited by this Section 10, it is inevitable that he would use or disclose Confidential Information of the Company.  Further, Executive agrees and acknowledges that the Company shall have the right to limit, unilaterally, the scope of any provision of this Agreement to ensure the enforceability of Executive’s agreements in this Section 10.

Section 11.         Notices.

Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in person or sent by certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by facsimile or telecopy to the address of such party set forth below.  Any such notice shall be effective upon receipt or three days after placed in the mail, whichever is earlier.

If to Executive:
Mr. James L. Einstein
200 Arbor Road
Winston-Salem, NC 27104
Fax Number: 336-661-7347

If to the Company:

Rock-Tenn Converting Company
504 Thrasher Street
Norcross, GA 30071
Attn.: Chief Executive Officer
Fax Number: 770 263-3582

with a copy to the General Counsel at the same address and fax number

Any party may, by notice so delivered, change its address for notice purposes hereunder.

Section 12.         Miscellaneous.

12.1      Affiliates.  For purposes of this Agreement, the term “Affiliate” shall mean (a) as to the Company and Rock-Tenn Company, Rock-Tenn Company and each of its direct and indirect subsidiaries and (b) as any other person, any other person that directly or indirectly controls, or is under common control with, or is controlled by, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise), provided that, in any event:  (i) any person that owns directly or indirectly, or has voting power over, fifty (50%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or fifty percent (50%) or more of the partnership or other ownership interests of any other person (other than as a limited partner of such a person) will be deemed to control such corporation or other person; and (ii) each director, executive officer, general partner or manager (as to a limited liability company) of such person shall be deemed to be an Affiliate of such person.

12.2      Assignment.  This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable or delegable in whole or in part by Executive.  This Agreement is assignable in whole or in part to Rock-Tenn Company or any of its subsidiaries, or to any successor in interest thereof.

12.3      Applicable Law.  This Agreement has been entered into in and shall be governed by and construed under the laws of the State of North Carolina (without reference to choice of law principles thereof).

12.4      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.5      Headings and Captions.  The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

12.6      Reformation.  If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, the parties hereby consent to and affirmatively request that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise, as reformed., to the maximum extent permitted by law.

12.7      Modification.  Except as provided in Section 10.3 or 12.6, no provision of this Agreement may be amended, changed, altered, modified or waived except in writing signed by Executive and an officer of the Company, which writing shall specifically reference this Agreement and the provision which the parties intend to waive or modify.

12.8      Severability.  Except as provided in Section 10.3 or 12.6, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

12.9      Waiver.  The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach of the same or different provisions.

12.10     No Third-Party Beneficiaries.  Nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any person, firm, corporation or other legal entity, other than Executive and the Company and its Affiliates, any rights, remedies or other benefits under or by reason of this Agreement.

12.11     Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to Executive’s consulting arrangement.  There are no other agreements, written or oral, express or implied, between the parties hereto, concerning Executive’s consulting arrangement.  Notwithstanding the foregoing, Executive and the Company understand and agree that the Employee Invention and Confidentiality Agreement, dated June 18, 2003 (the “Confidentiality Agreement”), executed by Executive; the Amended and Restated Employment Agreement, dated as of February 21, 2000, by and between Executive and the Company, as amended by the Amendment effective February 1, 2005 (as amended, the “Employment Agreement”); and the Noncompetition Agreement, dated as of January 31, 1995, by and between Executive and the Company (the “Noncompetition Agreement”), copies of which are attached hereto, shall remain in full force and effect following the execution of this Agreement.

12.12     Jointly Drafted.  The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.13     Understanding.  The parties herewith covenant and agree that each has read and fully understands the contents and the effect of this Agreement.  Each of the Executive and  the Company warrants and agrees that he or it has had a reasonable opportunity and has been advised in writing to seek the advice of an attorney as to such content and effect.  Each party accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth below.

EXECUTIVE	ROCK-TENN CONVERTING
COMPANY

/s/ James L. Einstein	By:	/s/ James A. Rubright
James L. Einstein	James A. Rubright,
Chief Executive Officer

Date: September 8, 2009	Date: September 9, 2009

ACCEPTED AND AGREED TO THE FOREGOING AGREEMENT:

ROCK-TENN SERVICES INC.

By:	/s/ James A Rubright
James A. Rubright,
Chief Executive Officer

Date: September 9, 2009

EXHIBIT A

1	PROCTER & GAMBLE CO
2	QUALITY PACKAGING SPECIALISTS
3	COLGATE PALMOLIVE CO
4	DIAL CORP
5	J&J/MCNEIL
6	WYETH
7	NESTLE
8	SCHERING PLOUGH CORP
9	PLAYTEX PRODUCTS INC
10	U S SMOKELESS TOBACCO CO
11	MOEN INC
12	BENJAMIN MOORE & CO INC
13	3 M COMPANY
14	CLOROX COMPANY
15	WAL MART STORES INC
16	MATRIXX INITIATIVES INC
17	RAYLOC
18	C V S CORPORATION
19	BUENA VISTA HOME ENTERTAINMENT
20	R J REYNOLDS TOBACCO COMPANY